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                                                                   Exhibit 5.1

                       ATER WYNNE HEWITT DODSON & SKERRITT, LLP
                             222 SW Columbia, Suite 1800
                               Portland, Oregon  97201
                              Telephone:  (503) 226-1191
                              FAX:        (503) 226-0079


                                  December 11, 1997


Board of Directors
Adaptive Solutions, Inc.
1400 N.W. Compton Drive, Suite 340
Beaverton, OR    97006


Gentlemen:

    In connection with the registration of 274,443 shares (the "Shares") of common stock, no par value (the "Common Stock"), of Adaptive Solutions, Inc., an Oregon corporation (the "Company"), under the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on December 3, 1997 (the "Registration Statement"), and the proposed offer and sale of the Common Stock pursuant to the Registration Statement, we have examined such corporate records, certificates of public officials and officers of the Company and other documents as we have considered necessary or proper for the purpose of this opinion. The Shares were issued by the Company to Eastman Kodak Company (the "Selling Shareholder") in a private placement in connection with a purchase of certain assets by the Company from the Selling Shareholder.

    Based on the foregoing and having regard to legal issues which we deem relevant, it is our opinion that the Shares are validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. This consent shall not be construed to cause this firm to be in the category of persons whose consent is required to be filed pursuant to Section 7 of the Securities Act of 1933, as amended, or the rules thereunder.

                        Very truly yours,


                        /s/ Ater Wynne Hewitt Dodson & Skerritt, LLP


                        ATER WYNNE HEWITT DODSON & SKERRITT, LLP